EXHIBIT 4(a)

$910,000,000
AMENDMENT AND RESTATEMENT AGREEMENT

dated as of
July 20, 2005,

among

THE SHERWIN-WILLIAMS COMPANY

The Lenders Party Hereto,

BANK OF AMERICA, N.A.
NATIONAL CITY BANK
WELLS FARGO BANK, N.A.
as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

WACHOVIA BANK, NATIONAL ASSOCIATION
as Syndication Agent

J.P. MORGAN SECURITIES INC.

and

WACHOVIA CAPITAL MARKETS, LLC
as Co-Lead Arrangers and Joint Bookrunners

     AMENDMENT AND RESTATEMENT AGREEMENT dated as of July 20, 2005 (this “Amendment and Restatement”) in respect of the FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the “Credit Agreement”) dated as of July 19, 2004, among THE SHERWIN-WILLIAMS COMPANY (the “Borrower”); the LENDERS party thereto; and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent.

          The Borrower has requested that the Credit Agreement be amended and restated as set forth in Section 1 below and the parties hereto are willing so to amend and restate the Credit Agreement (as so amended and restated, the “Restated Credit Agreement”). Each capitalized term used but not defined herein has the meaning assigned thereto in the Credit Agreement.

          In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1. Amendment and Restatement. Upon the effectiveness of this Amendment and Restatement as provided in Section 3 below, the Credit Agreement shall be amended and restated with the following revisions (and otherwise in the form in which it exists on the date hereof):

     (a) The preamble to the Credit Agreement is hereby amended by (i) deleting the amount “$650,000,000” in the fifth line and substituting therefor “$910,000,000”.

     (b) The definition of the term “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the amount “$650,000,000” and substituting therefor “$910,000,000”.

     (c) Financial Condition; No Material Adverse Change. (i) Section 3.04(a)(i) of the Credit Agreement is hereby amended by deleting the date “December 31, 2003”, and substituting therefor “December 31, 2004”; (ii) Section 3.04(a)(ii) of the Credit Agreement is hereby amended by deleting the date “March 31, 2004”, and substituting therefor “March 31, 2005”; and (iii) Section 3.04(b) of the Credit Agreement is hereby amended by deleting the date “December 31, 2003”, and substituting therefor “December 31, 2004”.

     (d) Effective Date. From and after the Restatement Effective Date (as defined below), all references in the Credit Agreement to “the date hereof”, “the date of this Agreement” or other words or phrases of similar import, shall continue to refer to July 19, 2004, except that the reference in Section 3.04(b) to “the date of this Agreement” shall be deemed to be a reference to the Restatement Effective Date (as defined below).

     (e) Schedule. Schedule 2.01 to the Credit Agreement is hereby deleted and Schedule 2.01 hereto is inserted in its place.

          SECTION 2. Representations and Warranties. The Borrower represents and warrants as of the Restatement Effective Date to the Lenders that:

     (a) All representations and warranties set forth in the Restated Credit Agreement are true and correct in all material respects with the same effect as if made on the Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

     (b) Immediately before and after giving effect to this Amendment and Restatement, no Default has occurred and is continuing.

          SECTION 3. Conditions to Effectiveness. This Amendment and Restatement and the obligations of the Lenders to make Loans under the Restated Credit Agreement shall become effective on the date (the “Restatement Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement), which date is July 20, 2005:

     (a) The Administrative Agent (or its counsel) shall have received from (i) Lenders constituting the Required Lenders and (ii) each Lender whose Commitment is being increased as a result of this Amendment and Restatement either (A) a counterpart of this Amendment and Restatement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment and Restatement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of L.E. Stellato, Vice President, General Counsel and Secretary of the Borrower, substantially in the form of Exhibit B-1 to the Credit Agreement, covering such other matters relating to the Borrower or this Amendment and Restatement as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower or this Amendment and Restatement, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a

Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 2 of this Amendment and Restatement.

     (e) The Administrative Agent shall have received all fees and other amounts due and payable hereunder and under the fee letters of JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association dated as of June 24, 2005, and June 27, 2005, respectively (collectively, the “Fee Letters”), in each case on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

     (f) On the Restatement Effective Date, no Loans shall be outstanding and the Borrower shall have paid all facility fees and utilization fees accrued under the Credit Agreement through the day immediately preceding such date.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment and Restatement and the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on July 20, 2005.

          SECTION 4. Agreements. (a) Except as specifically stated herein, the provisions of the Credit Agreement are and shall remain in full force and effect. As used therein, the terms “Credit Agreement”, “herein”, “hereunder”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Restated Credit Agreement.

          (b) The parties agree that no fees shall be payable to Lenders in respect of this Amendment and Restatement other than as set forth in this Amendment and Restatement and in the Fee Letters.

          SECTION 5. Applicable Law. THIS AMENDMENT AND RESTATEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6. Counterparts. This Amendment and Restatement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment and Restatement by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment and Restatement. This Amendment and Restatement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

          SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by it in connection with this Amendment and Restatement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

          SECTION 8. Headings. The headings of this Amendment and Restatement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.

THE SHERWIN-WILLIAMS COMPANY

By	/s/ Sean P. Hennessy

Name: Sean P. Hennessy
Title: Senior Vice President-Finance and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By	/s/ Stacey Haimes

Name: Stacey L. Haimes
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Syndication Agent

By	/s/ Barbara Van Meerten

Name: Barbara Van Meerten
Title: Director

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of July 20, 2005 in respect of the FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of July 19, 2004, among THE SHERWIN-WILLIAMS COMPANY; the LENDERS party thereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

ABN AMRO BANK

By	/s/ Alexander M. Blodi

Name: Alexander M. Blodi
Title: Managing Director

By	/s/ Nick Zorin

Name: Nick Zorin
Title: Associate

BANCO SANTANDER CENTRAL HISPANO, NEW YORK BRANCH

By	/s/ Jorge A. Saavedra

Name: Jorge A. Saavedra
Title: Vice President

BANK OF AMERICA, N.A.

By	/s/ Wayne Antion

Name: Wayne Antion
Title: Managing Director

THE BANK OF NEW YORK

By	/s/ Kenneth R. McDonnell

Name: Kenneth R. McDonnell
Title: Vice President

CITICORP USA, INC.

By	/s/ Joronne Jeter

Name: Joronne Jeter
Title: Attorney-in-Fact

FIFTH THIRD BANK

By	/s/ Roy C. Lanctot

Name: Roy C. Lanctot
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By	/s/ Marianne T. Meil

Name: Marianne T. Meil
Title: Vice President

NATIONAL CITY BANK

By	/s/ Robert S. Coleman

Name: Robert S. Coleman
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Yoshihiro Hyakutome

Name: Yoshihiro Hyakutome
Title: Joint General Manager

SUNTRUST BANK

By	/s/ Andrew Lee

Name: Andrew Lee
Title: Vice President

WELLS FARGO BANK N.A.

By	/s/ Steven M. Buehler

Name: Steven M. Buehler
Title: Vice President

By	/s/ Scott Miller

Name: Scott Miller
Title: Vice President

SCHEDULE 2.01

The Sherwin-Williams Company
$910,000,000 Competitive Advance and Revolving Credit Facility Agreement

Lender	Commitment
JPMorgan Chase Bank, N.A.	$125,000,000
Wachovia Bank, National Association	125,000,000
National City Bank	95,000,000
Wells Fargo Bank, National Association	85,000,000
Bank of America, N.A.	85,000,000
Sumitomo Mitsui Banking Corporation	65,000,000
SunTrust Bank	65,000,000
The Bank of New York	55,000,000
Citicorp USA, Inc.	55,000,000
Fifth Third Bank	45,000,000
Banco Santander Central Hispano, S.A., New York Branch	40,000,000
KeyBank, National Association	40,000,000
ABN Amro Bank N.V.	30,000,000

TOTAL	$910,000,000